Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2010 on the consolidated financial statements of KeyOn Communications Holdings, Inc. appearing in the Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, of KeyOn Communications Holdings, Inc. for the year ended December 31, 2009.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

October 29, 2010